                                                                    Exhibit 23.1


                         Consent of Independent Auditors


    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-13875, No. 333-58173, No. 333-43992), pertaining to the
Non-Plan Options, the 1996 Equity Incentive Plan, as amended, and the Non-Employee Directors' Stock Option Plan, as amended, of our report dated February 28, 2003 with respect to the consolidated financials statements of Hot Topic, Inc. included in the Annual Report on Form 10-K for the fiscal year ended February 1, 2003.


                                                           /s/ Ernst & Young LLP

Los Angeles, California
April 15, 2003